FORM OF WARRANT


THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES, INCLUDING THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE, MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM UNDER SAID ACT, AND ANY APPLICABLE STATE SECURITIES LAWS, AND AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

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Date of Issuance: April 12, 2002


                            WARRANT TO PURCHASE UP TO
                        376,233 SHARES OF COMMON STOCK OF
                           TRIMBLE NAVIGATION LIMITED

No. WT-1

     FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, this warrant has been issued by Trimble Navigation Limited, a California corporation (the "Company") to Spectra Physics Holdings USA, Inc., a Delaware corporation ("SPH"). This warrant certifies that SPH and its nominees or assigns hereunder ("Holder") is entitled to purchase from the Company up to three hundred seventy six thousand two hundred thirty three (376,233) fully paid and nonassessable shares of the Company's Common Stock (the "Warrant Shares") at such exercise prices (the "Exercise Prices") and at such times as specified in the Exercise Price and Vesting Schedule attached hereto as Exhibit B upon surrender to the Company at its principal office at 645 North Mary Avenue, Sunnyvale, California 94088 (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached as Exhibit A hereto duly filled in and signed and upon payment, in any manner set forth herein, of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Prices and the number of shares purchasable hereunder are subject to additional adjustments and limitations as provided in Section 4 of this Warrant.

     This Warrant is subject to the following terms and conditions:

     1. Exercise.

     1.1 Issuance of Certificates; Payment for Shares. This Warrant is exercisable only by the Holder of record hereof at such exercise prices and at such times as specified in the Exercise Price and Vesting Schedule.
Notwithstanding anything in this Warrant to the contrary, this Warrant shall become null and void as of 5:00 p.m., California time, on July 14, 2009 (the "Expiration

Date"). The Company agrees that the shares of Common Stock purchased under this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been properly surrendered for exercise. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered, free of any legends except as provided in this Warrant, to the Holder hereof by the Company at the Company's expense as soon as practicable but, in any event, within three (3) trading days, after the rights represented by this Warrant have been so exercised. In case of the purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant upon its surrender and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof as soon as practicable but within said three (3) day period. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 9.

     2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company shall take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. The Company shall not take any action which would result in any adjustment (pursuant to Section 4 hereof) of the Exercise Price if the total number of shares of Common Stock issuable after such action, together with all shares of Common Stock then outstanding and then issuable upon exercise of all options and all similar rights and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation.


     3. Payment of Exercise Price. Payment of the Exercise Price may be made, at the option of the Holder, in cash or by certified check.

     4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and/or the number and kind of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4.

     4.1 Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a small number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. Upon each adjustment of the Exercise Price, pursuant to this Section 4.1, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

     4.2 Dividends or Distributions in Common Stock, Other Stock, or Property. If at any time or from time to time the holders of Common Stock (or any shares of capital stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefore,

     (a) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

     (b) any cash paid or payable otherwise than as a regular periodic cash dividend at a rate which is substantially consistent with past practice (or, in the case of an initial dividend, at a rate which is substantially consistent with industry practice), or

     (c) Common Stock or other or additional capital stock or other securities or property (including cash) by way of spin-off, split-up, or similar corporate distribution (other than shares of Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration thereof, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had it been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares and/or all other additional capital stock and other securities and property.

     4.3 Merger, Sale of Assets, Reclassification, etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be
(i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Prices then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.3 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Prices therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.

     4.4 Notice of Adjustment. Upon any adjustment of the Exercise Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall issue a certificate prepared by the Company's chief financial officer, stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall send a copy of such certificate to the Holder of this Warrant, by first class mail, postage prepaid, at the address of such Holder as shown on the books of the Company, promptly after the occurrence of the event triggering an adjustment under this Section 4.


     4.5 Other Notices. If at any time:

     (a) the Company shall declare any cash dividend or distribution upon shares of its Common Stock;

     (b) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

     (c) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or shall offer any of its securities pursuant to a public offering;

     (d) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation;

     (e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

     (f) the Company shall take or propose to take any other action, notice of which is actually provided (or is required to be provided, pursuant to any written agreement) to holders of Common Stock;

     then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, written notice setting forth the principal terms of such event (i) at least twenty (20) days prior to the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action described in clause (f) above and (ii) in the case of any such public offering, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action described in clause (f) above at least twenty (20) days prior to the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the approximate date after which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale dissolution, liquidation or winding-up, or other action described in clause (f) above, as the case may be.

     5. Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     6. Investment Representations. Holder is acquiring the Warrant for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof as defined in the Securities Act of 1933, as amended (the "Securities Act"). Holder understands that the Warrant and Warrant Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by Holder indefinitely, and that Holder must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Holder is an "accredited investor" as such term is defined in Rule 501 of the Act and was not formed for the specific purpose of acquiring the Securities.

     7. No Voting Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

     8. Registration Rights.

     8.1 Registration Procedures And Expenses. Except for such times as the Company may be required to suspend the use of a prospectus forming a part of the Registration Statement (as defined below), the Company will:

     (a) as soon as practicable, but in no event later than ten (10) days following the date of effectiveness of Registration Statement number 333-76986, use commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-3 (the "Registration Statement") covering the resale of the Warrant Shares by Holder;

     (b) use commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act as soon as practicable;

     (c) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective until the earliest of (i) the second anniversary of the earlier of the date on which (x) this Warrant becomes fully exercisable and (y) the date the Amended and Restated Promissory Note issued by the Company to the Holder is repaid, (ii) the date on which Holder may sell all Warrant Shares then held by it and all Warrant Shares purchasable by it without volume limitations and without registration by reason of Rule 144 promulgated under the Securities Act ("Rule 144") or any other rule of similar effect, or (iii) such time as all Warrant Shares purchased by Holder have been sold;

     (d) so long as the Registration Statement is effective covering the resale of Warrant Shares owned by Holder, furnish to Holder with respect to the Warrant Shares registered under the Registration Statement (and to each underwriter, if any, of such Warrant Shares) such reasonable number of copies of prospectuses and such other documents as Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Warrant Shares by Holder; provided, however, that the obligation of the Company to deliver copies of prospectuses to Holder shall be subject to the receipt by the Company of reasonable assurances from Holder that it will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use of such prospectuses;

     (e) use commercially reasonable efforts to file documents required of the Company for normal Blue Sky clearance in states specified in writing by Holder; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which the Company is not now so qualified or has not so consented; and

     (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 8.1 and the registration of the Warrant Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to Holder or underwriting discounts, brokerage fees and commissions incurred by Holder, if any.

     8.2 Demand Registration.

     (a) After the Company shall no longer be required to keep the Registration Statement continuously effective pursuant to Section 8.1(c) (the "Scheduled Shelf Termination"), the Holder shall have the right to request demand registrations on Form S-3 covering the resale of the Warrant Shares by Holder (such requests shall be in writing and shall state the number of shares of Warrant Shares to be disposed of and the intended methods of disposition of such shares by such Holder), provided, however, that the Company shall not be obligated to effect any such registration (i) if the Holder proposes to sell Warrant Shares at an aggregate price to the public of less than $1,000,000, (ii) if in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, (iii) if, in a given twelve-month period, the Company has effected one (1) such registration in such period or (v) if it is to be effected more than two (2) years after the Scheduled Shelf Termination.

     (b) If a request complying with the requirements of Section 8.2(a) is delivered to the Company, the provisions of Section 8.1(d), 8.1(e) and 8.1(f) shall apply to such registration. The Company shall not be obligated to keep any registration statement filed pursuant to Section 8.2(a) continuously effective. In lieu of filing a registration statement pursuant to Section 8.2(a), the Company may, at its option, continue to keep the Registration Statement filed pursuant to Section 8.1 effective after the Scheduled Shelf Termination.


     8.3 Third Party Registration Rights. The Holder acknowledges (i) the existing registration rights of John Hancock Mutual Life Insurance Company and John Hancock Life Insurance Company pursuant to a Warrant Purchase Agreement dated June 13, 1994, for an aggregate of 400,000 shares of Common Stock and (ii) that from time to time the Company may grant additional registration rights, hereby expressly agrees to the inclusion of any or all such shares in any Registration Statement or amendment thereto.

     9. Transferability of Securities.

     9.1 Transferability. The Warrant and the Warrant Shares (together, the "Securities") shall be transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed and upon delivery of the Assignment in substantially the form attached hereto as Exhibit C, subject to the conditions and restrictions specified in this Section 9, which conditions and restrictions are intended to insure compliance with the provisions of the Securities Act. Each Holder will cause any proposed transferee of the Warrant or Warrant Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 9 if and to the extent that such Securities continue to be restricted securities in the hands of the transferee. Each taker and Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant; but until the transfer hereof on the books of the Company, the Company may treat the registered owner hereof as the owner for all purposes. Each taker and Holder of this Warrant covenants and agrees not to transfer Warrant Shares unless such Holder has been the record and beneficial owner of such Warrant Shares for at least thirty-two (32) days.

     9.2 Restrictive Legend. Holder understands and agrees that each certificate or other document evidencing the Securities shall be endorsed with the legend in the form set forth below. Holder covenants that it will not transfer the Securities represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate or as otherwise permitted by the provisions of Section 9.3 below) and understands that the Company will refuse to register a transfer of any Securities unless the conditions specified in the following legend are satisfied:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES, INCLUDING THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE, MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM UNDER SAID ACT, AND ANY APPLICABLE STATE SECURITIES LAWS, AND AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

     At such time as a legend is no longer required for certain Securities, the Company will, no later than three trading days following the delivery by Holder to the Company or the Company's transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Holder a certificate representing such securities that is free from all restrictive and other legends.

     Holder covenants that it will not transfer the Warrant Shares represented by any such certificate without complying with any applicable requirements under the Securities Act to deliver the final prospectus included in the effective Registration Statement to any offeree of such Warrant Shares. Holder agrees to indemnify and hold harmless the Company from and against all claims, losses, damages, costs and expenses arising out of any failure to deliver such final prospectus.

     9.3 Restrictions on Transfer

     (a) Holder agrees that it will not effect any disposition of the Securities that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or Blue Sky laws, except as contemplated in the Registration Statement referred to in Section 8.1 above or pursuant to: (i) a written opinion of legal counsel reasonably satisfactory to the Company and addressed to the Company to the effect that registration is not required in connection with the proposed transfer or (ii) a "no-action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate, warrant or other security evidencing the securities transferred as above provided shall bear the appropriate restrictive legends set forth in Section 9.2 above.

     (b) Holder acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment or supplement to the Registration Statement has been filed by the Company and declared effective, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Holder hereby covenants that it will not sell any Warrant Shares pursuant to said prospectus during the period commencing at the time at which the Company gives Holder written notice of the suspension of the use of said prospectus and ending at the time the Company gives Holder written notice that Holder may thereafter effect sales pursuant to said prospectus.

     (c) None of the Securities shall be transferable except upon the conditions specified in this Section 9, which are intended to ensure compliance with the provisions of the Securities Act. Holder will cause any proposed transferee of the Securities held by Holder to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Section 9 if and to the extent that such Securities continue to be restricted securities in the hands of the transferee.

     9.4 Termination Of Conditions And Obligations. The conditions precedent imposed by Section 9.3 above regarding the transferability of the Warrant Shares shall cease and terminate as to any particular number of the Warrant Shares upon the date on which the Holder may sell without volume limitations all such Warrant Shares then held by the Holder without registration by reason of Rule 144 or any other rule of similar effect.

     9.5 Rights and Obligations Survive Exercise of Warrant. The rights and obligations of the holder of the Warrant Shares contained in this Section shall
survive    the    exercise    of    this    Warrant.

     10. Indemnification.

     (a) For purposes of this Section 10:

               (i) the term "Holder" shall include Holder and any affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) of Holder;

               (ii) the term  "Prospectus"  shall  mean the  prospectus  and any amendment or supplement thereto in the form first filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act or, if no Rule

                    424(b) filing is required, filed as part of the Registration Statement at the time of effectiveness; and

     (iii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement.

     (b) The Company agrees to indemnify and hold harmless each of Holder and each person, if any, who controls Holder within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Holder or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Holder and each such controlling person for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Holder or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of Holder expressly for use therein, (ii) the failure of Holder to comply with the covenants and agreements contained in
Section 9 above respecting sale of the Securities, (iii) the inaccuracy of any representations made by Holder herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Holder prior to the pertinent sale or sales by Holder.

     (c) Holder will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Holder) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Holder to comply with the covenants and agreements contained in
Section 9 above respecting the sale of the Securities, (ii) the inaccuracy of any representations made by such Holder herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or

Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of Holder expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

     (d) Promptly after receipt by an indemnified party under this Section 10 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

     11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     12. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated in the first paragraph of this Warrant or shall be sent by facsimile transmission to any number provided by a Holder or the Company for the purpose of this Section 12.

     13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Warrant Stock shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

     14. Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner during normal business hours which interferes with the timely exercise of this Warrant.

     15. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     16. Governing Law and Forum. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof, and the federal law of the United States of America. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of New York with respect to the interpretation of this Warrant or for the purposes of any action arising out of or related to this Warrant.

     17. Lost Warrants or Stock Certificates. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     18. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay to the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then fair market value of a share of Common Stock, which shall be determined in accordance with the provisions of Section 3 of this Warrant.



                [Remainder of this Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its officers, thereunto duly authorized as of April 12, 2002.

                                    COMPANY:

                                    TRIMBLE NAVIGATION LIMITED


                                    By:  /s/ Mary Ellen Genovese
                                    Print Name: Mary Ellen Genovese
                                    Title: CFO

ACKNOWLEDGED AND AGREED:

SPECTRA PHYSICS HOLDINGS USA, INC.


By: /s/ Kenneth J. Apicerno
    -------------------------------------------------
Print Name:  Kenneth J. Apicerno
            -----------------------------------------
Title:  Treasurer
       ----------------------------------------------
Address:
         --------------------------------------------

         --------------------------------------------

         --------------------------------------------

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of warrant)

TO:      Chief Financial Officer
         Trimble Navigation Limited
         645 North Mary Avenue
         Sunnyvale, California   94088

      The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to thereunder purchase _____________ shares of the Common Stock of Trimble Navigation Limited and herewith tenders full payment of $________________, representing the full purchase price for such shares at the Exercise Price per share provided for in such Warrant.

      The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

         Dated:  ___________________


                          -----------------------------------------------------
                          (Signature must conform in all respects to name of
                           holder as specified on the face of the Warrant)

                          -----------------------------------------------------

                          -----------------------------------------------------
                          (Address)

                                    Exhibit B

                       EXERCISE PRICE AND VESTING SCHEDULE



     This Warrant shall be exercisable in whole or in part with respect to two hundred thousand (200,000) shares of Common Stock at an exercise price of $15.11 during the period commencing on the date of issuance and expiring on April 12, 2007 at 5:00 p.m. California time.

     Beginning July 14, 2002 and every July 14, October 14, January 14 and April 14 after such date (each an "Additional Vesting Date") through and including July 14, 2004, this Warrant shall become exercisable in whole or part for an additional number of shares of Common Stock (rounded to the closest whole number) equal to the quotient of (i) the amount of principal and interest outstanding with respects to the Amended and Restated Subordinated Promissory Note dated the date hereof issued by the Company to the Holder (if any) divided by (ii) one million (1,000,000), multiplied by 250. Notwithstanding anything in this Warrant to the contrary, this Warrant shall not become exercisable for greater than an aggregate of three hundred seventy six thousand, two hundred thirty three (376,233) shares of Common Stock, subject to adjustment as described in Section 4. The exercise price applicable to the additional Warrant Shares exercisable on each Additional Vesting Date shall be the average of the closing sale prices for a share of Common Stock as quoted on the Nasdaq National Market for the five (5) trading days immediately preceding and ending on the trading day that is one (1) trading day prior to such Additional Vesting Date. This Warrant shall be exercisable with respect to such additional Warrant Shares, in whole or in part, during the period beginning on such Additional
Vesting  Date and ending on the fifth  anniversary  of such  Additional  Vesting
Date.

                                    EXHIBIT C

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, unto:

   Name of Assignee(s)                Address                     No. of Shares





Dated:  ___________________




-----------------------------------------------------------------------------
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)